Exhibit 10.14

AMENDMENT NO.3 to WORK ORDER NO.2*

This Amendment No. 3 to Work Order No.2 is entered into on December 15, 2010 by and between Radius Health Inc., a Delaware Corporation, with its principal office at 300 Technology Square - 5th floor, Cambridge, MA 02139, United States of America (“RADIUS”), and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Amendment will have the same meanings as set forth in the Agreement.

WHEREAS

RADIUS and Manufacturer are parties to Work Order No.2 executed January 15, 2010 under which Manufacturer had agreed to produce Product for use by Radius in a Phase III clinical study.

Manufacturer has produced excess product, which RADIUS wishes Manufacturer to purify to yield 100 grams of product (“Purified Product”) under this amendment.

Purified Product will be released, dispensed and packaged separately from Product.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.                     Services.  Manufacturer will render to RADIUS the following Services:

Manufacturer will purify Product and release, dispense and package Purified Product hereunder suitable for use by RADIUS in a Phase III clinical study. Such work shall be performed in accordance with Exhibit A plus such additional requirements as discussed below. Prior to purification of Product, Manufacturer will (i) perform analytical testing of Product as identified in the first three bullet points of Section 5 of Exhibit A, (ii) provide Radius with (a) a report identifying the results of such testing and (b) Batch Documentation for the Product (collectively, (a) and (b) are the “Analytical Test Reports”) and (iii) obtain RADIUS’ written consent for Manufacturer to proceed with the remaining activities in this Amendment (“Consent to Purify”). The decision as to whether the analytical testing yielded satisfactory results and the Analytical Test Reports are acceptable will be at RADIUS’ sole and absolute discretion and RADIUS is under no obligation to provide any Consent to Purify.  Unless and until Consent to Purify is provided by RADIUS, no further Services under this Amendment shall be performed by Manufacturer.  The above requirements, and any additional requirements that are agreed by the parties as contemplated above, shall be deemed part of the Specifications for the Product for purposes of the Agreement.

a)                 Analytical testing will commence in the week of [*]. Purification will be initiated by the week of [*].  The deliverables will include regular updates (status reports, conference calls), as requested by Radius, and Batch Documentation for the Purified Product.  Release specifications for Purified Product are listed in Exhibit B, which for clarity shall be deemed part of the Specifications for the Product for purposes of the Agreement. Modifications may be required, as the development status changes, and shall be agreed by the parties in writing.

b)                In the activities outlined in (a), which may include Manufacturer Processes, Manufacturer Technology may be incorporated with the prior consent of RADIUS.

c)                 Upon completion of the purification activities described herein, Manufacturer will provide RADIUS with the Batch Documentation for the Purified Product for

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

CONFIDENTIAL

RADIUS’ review.  No Purified Product will be shipped to RADIUS or its designee until it has received written approval to ship from RADIUS.

d)                RADIUS will specify the number and size of aliquots to be produced and notify the Manufacturer.  The material can be stored at the Manufacturer’s site for up to [*] ([*]) months after release free of charge. It will be shipped after notification of RADIUS by Manufacturer.  HDPE packaging is assumed. Upon request by RADIUS, Manufacturer will provide additional dispensing at additional charge to be communicated to RADIUS beforehand.

e)                 A project team will be formed which will work closely with the team at RADIUS. The project team will include technical project leaders as well as the appropriate QC, QA, and Regulatory personnel. Communications with RADIUS will include weekly teleconferences as needed.  Audits of the manufacturing plants and general customer visits may be scheduled as needed.

f)                 For further details, please refer to Exhibits A and B attached hereto.

g)                All Services hereunder will be conducted in compliance with analytical standards suitable for NDA filing and in compliance with cGMP for Phase III product.

2.                     Completion:

Analytical testing will be completed by [*]. The Analytical Test Reports will be provided to RADIUS by [*].  Purification will be completed by week of [*] and API will be shipped to RADIUS by week of [*].

3.                     Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

Lonza S.A., Chausée de Tubize 297, B-1420 Braine l’Alleud, Belgium

4.                     RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.             RADIUS Equipment.

None

6.             Manufacturer Representative.

Raimund Miller, Director, Sales and Business Development, Lonza Custom Manufacturing

7.                     RADIUS Representative.

Louis O’Dea, Senior Vice President and Chief Medical Officer

8.                     Compensation.  The total compensation due Manufacturer for proper performance of Services under this Amendment is €[*]. Such compensation will be paid in installments as follows: [*]% of the fee listed above is due upon RADIUS providing Consent to Purify. The remaining amount will be invoiced to RADIUS upon acceptance of the Services and delivery of [*] grams of the Purified Product to RADIUS. For the

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

avoidance of doubt, no compensation will be due Manufacturer for any Services performed under this Statement of Work if RADIUS elects not to provide the Consent to Purify.  RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of Nick Harvey, SVP and CFO, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Amendment.  All undisputed payments will be made by RADIUS within [*] ([*]) days of receipt of invoice.

9.             Insurance will be provided as required by the Agreement.

All other terms and conditions of the Agreement and Work Oder No. 2 will apply to this Amendment No.3.

AMENDMENT AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ B.N. Harvey	By	/s/ Syed T. Husain

Print Name	Nick Harvey	Print Name	Syed T. Husain

Title	CFO	Title	Head of Sales & BD

Date	Dec. 14, 2010	Date	15-Dec-10

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

Exhibit A

Radius	Page 1 of 3	LONZA
BA-058 (RDS-D01)	Version 1.1a

PROPOSAL

RADIUS

Product: BA-058

(Lonza Code: RDS-001)

Proposal for purification and Release of Overage ex C2 Campaign

([*] g NPW)

Version 1.1a

November 8, 2010

December 13, 2010

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

Radius	Page 2 of 3	LONZA
BA-058 (RDS-D01)	Version 1.1a

1) Introduction

The quotation provided herewith covers all activities which are required to purify and release the overage which resulted out of the C2 BA-058 campaign.  The target amount is [*] g NPW.

2) Peptide Sequence

H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-

Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

3) Assumptions / Remarks

•      This quotation is based on the yields and results obtained in the [*]g NPW campaign produced in 2010.

•      The same purification process will be used as the one used for C2 campaign: two HPLC purifications (primary and secondary purifications) in order to meet the expected customer specifications.  As a consequence, a final HPLC purity of the API > [*]% is expected to be obtained (FG1 method).

•      Raw material prices: standard 2010 raw material prices were used in the cost calculation.  Only purification related raw materials are included in this quotation.

•      We expect a min. of [*] g peptide (NPW) to result out of this purification campaign.

4) Purification of C2 crude overage at [*]g NPW scale

Raw materials (€)	[*]
Manpower Downstream (€)	[*]
Manufacturing facilities downstream (€)	[*]

Total Production (€)	[*]

QA/QC release (€)	[*]

TOTAL (€)	[*]
Prices per gram (€)	[*]

Timelines: [*] weeks; 1st purification line to become available in week [*] of [*].

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

RADIUS	Page 3 of 3	Lonza
BA-058 (RDS-001)	Version 1.1a

5) Activities to be performed prior to Purification (are all included in the quotation):

•      Analysis of the crude in IPC upstream HPLC release method, in order to check global purity.

•      LC-MS analysis in the same analytical method; comparison with the one available for the crude at t=0.

•      Assess potency of the crude by VG1 HPLC method before purification process.

•      Report of results as part of the purification batch record and review by Production and QA before purification.

•      Include decision point: apply C2 purification process, if there is no degradation. If there is degradation, include discussions to define a new process.

BK / RJM

11/08/10

12/13/10

Exhibit B

Test	Specification

Appearance	White to off-white powder

Identification: HPLC	Co-Elutes with reference

Identification: TLC	Single spot with Rf similar to reference

Assay Peptide content (HPLC) Peptide content (HPLC, anhydrous, free base basis)	> [*] % (w/w) [*] to [*] %

Purity BA058 (HPLC) Total related impurities Individual related impurities	> [*] % ,area % ≤ [*]% ≤ [*]% area %

Purity by Mass Spectrometry 44117D(3-34 analog) 44116D (4-34 analog)	Not detected** Not detected

Acetate Content	≤ [*]% (w/w)

Water Content	≤ [*] % (w/w)

TFA Content	Report

Specific Optical Rotation (anhydrous free base corrected)	Report

Residual Solvents	Methanol <[*]% w/w Acetonitrile <[*]% w/w Ethyl Acetate <[*]% w/w Triisopropylsilane <[*]% w/w Dimethylformamid <[*]% w/w

Microbial content Bacteria Yeasts and Molds LAL	Report (cfu/g) Report (cfu/g) < [*] UI/mg

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.